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                             INDEMNIFICATION AGREEMENT

              THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into this ____ day of January, 2000 by and between Silicon Laboratories Inc., a Delaware corporation ("Corporation"), and _________________________ ("Indemnitee").

                                      RECITALS

              A. Indemnitee, an executive officer and/or a member of the Board of Directors of Corporation, performs a valuable service in such capacity for Corporation.

              B. The stockholders of Corporation have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers, directors, agents and employees of Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended ("DGCL").

              C. The Bylaws and the DGCL, by their non-exclusive nature, permit contracts between Corporation and its officers and the members of its Board of Directors with respect to indemnification of such officers and directors.

              D. In order to induce Indemnitee to serve as an executive officer and/or a member of the Board of Directors of Corporation, Corporation has determined and agreed to enter into this contract with Indemnitee.

              NOW, THEREFORE, in consideration of Director's continued service as an executive officer or a director after the date hereof, the parties hereto agree as follows:

              1. INDEMNITY OF INDEMNITEE. Corporation hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the DGCL, as may be amended from time to time.

              2. ADDITIONAL INDEMNITY. Subject only to the exclusions set forth in Section 3 hereof, Corporation hereby further agrees to hold harmless and indemnify Indemnitee and any partnership, corporation, trust or other entity of which Indemnitee is or was a partner, shareholder, trustee, director, officer, employee or agent (Indemnitee and each such partnership, corporation, trust or other entity being referred to as an "Indemnitee"):

                     a. against any and all expenses (including attorneys' fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

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                     b.     otherwise to the fullest extent as may be provided
       to Indemnitee by Corporation under the non-exclusivity provisions of the Bylaws of Corporation and the DGCL.

       3.   LIMITATIONS ON ADDITIONAL INDEMNITY.

                 a. No indemnity pursuant to Section 2 hereof shall be paid by Corporation:

                     (i) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which Indemnitee is indemnified pursuant to Section 1 hereof or pursuant to any director and officer liability insurance purchased and maintained by Corporation;

                     (ii) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                     (iii) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                     (iv) on account of Indemnitee's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

                     (v) on account of Indemnitee's conduct which is the subject of an action, suit or proceeding described in Section 7(c)(ii) hereof;

                     (vi) on account of any action, claim or proceeding (other than a proceeding referred to in Section 8(b) hereof) initiated by the Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors; and

                     (vii) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

                 b. No indemnity pursuant to Section 1 or 2 hereof shall be paid by Corporation if the action, suit or proceeding with respect to which a claim for indemnity hereunder is made arose from or is based upon any of the following:


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                     (i)    any solicitation of proxies by Indemnitee, or by a
       group of which Indemnitee was or became a member consisting of two or more persons that had agreed (whether formally or informally and whether or not in writing) to act together for the purpose of soliciting proxies, in opposition to any solicitation of proxies approved by the Board of Directors; or

                     (ii) any activities by Indemnitee that constitute a breach of or default under any agreement between Indemnitee and Corporation.

       4.  CONTRIBUTION.  If the indemnification provided in Sections
1 and 2 hereof is unavailable by reason of a Court decision described in Section 3(a)(vii) hereof based on grounds other than any of those set forth in subparagraphs (ii) through (vii) of Section 3 hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

       5. CONTINUATION OF OBLIGATIONS. All agreements and obligations of Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of Corporation or serving in any other capacity referred to herein.

       6. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies Corporation of the commencement thereof:

                 a. Corporation will be entitled to participate therein at its own expense;


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                 b.  except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from Corporation to Indemnitee of its election so as to assume the defense thereof, Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Corporation and Indemnitee in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's separate counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

                 c.  Corporation shall not be liable to indemnify
       Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither Corporation nor Indemnitee will unreasonably withhold its or his consent to any proposed settlement.

              7.  ADVANCEMENT AND REPAYMENT OF EXPENSES.

                 a. In the event that Indemnitee employs its or his own counsel pursuant to Section 6(b)(i) through (iii) above, Corporation shall advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Indemnitee for such expenses.

                 b. Indemnitee agrees that Indemnitee will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled, under the provisions of the DGCL, the Bylaws, this Agreement or otherwise, to be indemnified by Corporation for such expenses.

                 c. Notwithstanding the foregoing, Corporation shall not be required to advance such expenses to Indemnitee in respect of any action arising from or based upon any of the matters set forth in subsection (b) of Section 3 or if Indemnitee (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved


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       by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by Corporation and approved by a majority of the Board which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee's fiduciary or contractual obligations to Corporation, or any other willful and deliberate breach in bad faith of Indemnitee's duty to Corporation or its shareholders.

              8.   ENFORCEMENT.

                     a. Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Indemnitee to continue as an executive officer and/or director of Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

                     b. In the event Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

              9. SUBROGATION. In the event of payment under this Agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable Corporation effectively to bring suit to enforce such rights.

              10. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of Corporation's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

              11. SURVIVAL OF RIGHTS. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of Corporation and shall inure to the benefit of Indemnitee's heirs, executors, administrators, successors and assigns.

              12. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any or all of the provisions hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof or the obligation of the Corporation to indemnify the Indemnitee to the full extent provided by the Bylaws or the DGCL.

              13. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

              14. BINDING EFFECT. This Agreement shall be binding upon Indemnitee and upon Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, its or


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his heirs, personal representatives, successors and assigns and to the benefit of Corporation, its successors and assigns.

              15. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                       CORPORATION:

                                       SILICON LABORATORIES INC.


                                       By:
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                                          Navdeep S. Sooch,
                                          Chairman and Chief Executive Officer


                                       INDEMNITEE:


                                       ----------------------------------------
                                       Name:




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